EXHIBIT 99.1

Contacts:

Ron Farnsworth	Drew Anderson
EVP/Chief Financial Officer	SVP/Investor Relations Director
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4192
ronfarnsworth@umpquabank.com	drewanderson@umpquabank.com

UMPQUA REPORTS FIRST QUARTER 2019 RESULTS

First quarter 2019 net income of $74.0 million, or $0.34 per common share
Non-interest expense decreased 8% from first quarter 2018
Umpqua Next Gen initiatives creating positive operating leverage as shown in reduction of the efficiency ratio
Exploring ways to reduce future income statement fair value volatility of the MSR asset

PORTLAND, Ore. – April 17, 2019 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net income of $74.0 million for the first quarter of 2019, compared to $80.3 million for the fourth quarter of 2018 and $79.0 million for the first quarter of 2018. Earnings per diluted common share were $0.34 for the first quarter of 2019, compared to $0.36 for the fourth quarter of 2018 and $0.36 for the first quarter of 2018.

“Umpqua's financial performance in the first quarter illustrates how our Next Gen strategy is driving enhanced profitability and creating long-term shareholder value.” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “Although higher than usual payoffs in our commercial real estate portfolio impacted sequential quarter loan growth, it was otherwise an effective quarter of loan production across all lines of business. And the Company's operational excellence initiative led to total non-interest expense of $171.6 million, which represents a $14.5 million, or 8%, decrease when compared to results from the first quarter of 2018. In addition, we continue to be focused on generating consistent earnings, both by generating increased fee income and by exploring how to reduce future income statement volatility of the MSR asset.”

Notable items that impacted the first quarter 2019 financial results included:

•	$14.0 million loss on fair value change of the MSR asset, compared to a $13.1 million loss in the prior quarter and a $5.1 million gain in the same period of the prior year.

•
$2.5 million loss related to the fair value of the debt capital market swap derivatives, compared to a loss of $3.0 million in the prior quarter and a gain of $1.1 million in the same period of the prior year.

•
$1.9 million in restructuring charges related to operational excellence initiatives, all in professional fees. This compares to $4.0 million in the prior quarter and $2.7 million in the same period of the prior year.

•	$1.4 million of exit and disposal costs, compared to $0.8 million in the prior quarter and $2.5 million in the same period of the prior year.

Umpqua Reports First Quarter 2019 Results
April 17, 2019

First Quarter 2019 Highlights (compared to prior quarter):

•	Net interest income decreased by $9.7 million on a quarter to quarter basis primarily driven by bond premium amortization as compared to the bond premium recapture recorded in the prior quarter.

•	Provision for loan and lease losses decreased by $3.5 million, as net charge-offs decreased by five basis points to 0.27% of average loans and leases (annualized);

•
Non-interest income decreased by $11.1 million, driven primary by the nonrecurring $5.8 million gain on sale of Pivotus assets in the fourth quarter of 2018 and lower residential mortgage banking revenue in the current quarter;

•
Non-interest expense decreased by $6.9 million, driven primarily by operational excellence initiatives, lower restructuring charges (see notable items above), lower mortgage banking-related expense, lower group insurance charges, and lower loss on OREO, partially offset by a seasonal increase in payroll taxes.

•	Non-performing assets to total assets improved to 0.32%;

•	Estimated total risk-based capital ratio of 13.5% and estimated Tier 1 common to risk weighted assets ratio of 10.7%;

•	Declared a quarterly cash dividend of $0.21 per common share.

Balance Sheet
Total consolidated assets were $27.4 billion as of March 31, 2019, compared to $26.9 billion as of December 31, 2018 and $25.8 billion as of March 31, 2018. Including secured off-balance sheet lines of credit, total available liquidity was $10.9 billion as of March 31, 2019, representing 40% of total assets and 51% of total deposits.

Gross loans and leases were $20.4 billion as of March 31, 2019, a decrease of $16.7 million relative to December 31, 2018. The timing of commercial and corporate loan closings in the prior quarter as well as an increase in payoffs of our commercial real estate portfolio offset new loan production.

Total deposits were $21.2 billion as of March 31, 2019, an increase of $106.4 million from $21.1 billion as of December 31, 2018. This increase was attributable to higher time deposits partially offset with the seasonal run-off of public money market deposits.

Net Interest Income
Net interest income was $237.7 million for the first quarter of 2019, down $9.7 million from the prior quarter driven primarily by the amortization of bond purchase premium in the quarter as compared to the recapture in the prior quarter.

The Company's net interest margin was 4.03% for the first quarter of 2019, down 12 basis points from 4.15% for the fourth quarter of 2018. This decrease was primarily attributable to a quarter over quarter change in bond purchase premium amortization/recapture.

Credit Quality
The allowance for loan and lease losses was $144.9 million, or 0.71% of loans and leases, as of March 31, 2019, which was unchanged from $144.9 million, or 0.71% of loans and leases, as of December 31, 2018. The provision for loan and lease losses was $13.7 million for the first quarter of 2019, a decrease of $3.5 million from the prior quarter level, driven by the reduction of net charge-offs in the quarter. Net charge-offs decreased by five basis points to 0.27% of average loans and leases (annualized). As of March 31, 2019, non-performing assets were 0.32% of total assets, compared to 0.36% as of December 31, 2018 and 0.33% as of March 31, 2018.

Non-interest Income
Non-interest income was $45.7 million for the first quarter of 2019, down $11.1 million from the prior quarter, reflecting the nonrecurring $5.8 million gain on sale of Pivotus assets in the fourth quarter of 2018, and lower net revenue from the origination and sale of residential mortgages.

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Net revenue from the origination and sale of residential mortgages was $14.4 million for the first quarter of 2019, down $2.3 million from the prior quarter. This decrease reflects a 17% sequential quarter decrease in for-sale mortgage origination volume, partially offset by a 12 basis point increase in the home lending gain on sale margin to 2.95% for the first quarter of 2019. The increase in the home lending gain on sale margin was primarily related to an increase in the mortgage rate lock pipeline. Of the current quarter's mortgage production, 71% related to purchase activity, compared to 80% for the prior quarter and 68% for the same period of the prior year.

Non-interest Expense
Non-interest expense was $171.6 million for the first quarter of 2019, down $6.9 million from the prior quarter level. This decrease was driven primarily by the Company's operational excellence initiatives, lower restructuring charges (see notable items above), lower mortgage banking-related expense, lower group insurance charges, and lower loss on OREO, partially offset by a seasonal increase in payroll taxes.

Capital
As of March 31, 2019, the Company's tangible book value per common share1 was $10.44, compared to $10.19 in the prior quarter and $9.77 in the same period of the prior year. During the first quarter of 2019, the Company declared a dividend of $0.21 per common share.

The Company's estimated total risk-based capital ratio was 13.5% and its estimated Tier 1 common to risk weighted assets ratio was 10.7% as of March 31, 2019. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of March 31, 2019 are estimates, pending completion and filing of the Company's regulatory reports.

Presentation of Prior Period Financials
Certain prior period amounts in the financial statements presented in this earnings release have been re-stated from prior earnings releases, due to prior period adjustments as disclosed in the notes to the financial statements for the December 31, 2018 10-K. Additional explanation will be included in Note 1 to the financial statements for the quarter ended March 31, 2019 as part of the Form 10-Q.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders' equity divided by tangible assets.

The following table provides reconciliations of ending shareholders' equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Total shareholders' equity	$4,112,326	$4,056,442	$4,003,893	$3,981,087	$3,969,766
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	22,560	23,964	25,506	27,047	28,589
Tangible common shareholders' equity	$2,302,115	$2,244,827	$2,190,736	$2,166,389	$2,153,526
Total assets	$27,355,625	$26,939,781	$26,615,067	$26,480,601	$25,816,401
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	22,560	23,964	25,506	27,047	28,589
Tangible assets	$25,545,414	$25,128,166	$24,801,910	$24,665,903	$24,000,161
Common shares outstanding at period end	220,457	220,255	220,238	220,205	220,461

Total shareholders' equity to total assets ratio	15.03%	15.06%	15.04%	15.03%	15.38%
Tangible common equity ratio	9.01%	8.93%	8.83%	8.78%	8.97%
Book value per common share	$18.65	$18.42	$18.18	$18.08	$18.01
Tangible book value per common share	$10.44	$10.19	$9.95	$9.84	$9.77

Umpqua Reports First Quarter 2019 Results
April 17, 2019

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its first quarter 2019 earnings conference call on Thursday, April 18, 2019, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its first quarter 2019 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (888) 394-8218 ten minutes prior to the start time and enter conference ID: 3915258. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 3915258. The earnings conference call will also be available as an audiocast, which can be accessed on the Company's investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about fee income initiatives and MSR fair value volatility. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives on time and in amounts projected; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$258,747	$254,093	$246,410	$242,123	$229,488	2%	13%
Interest and dividends on investments:
Taxable	19,956	27,381	24,435	8,499	15,699	(27)%	27%
Exempt from federal income tax	2,114	2,135	2,048	2,057	2,128	(1)%	(1)%
Dividends	517	538	549	433	468	(4)%	10%
Temporary investments and interest bearing deposits	925	2,621	2,800	2,080	1,164	(65)%	(21)%
Total interest income	282,259	286,768	276,242	255,192	248,947	(2)%	13%
Interest expense:
Deposits	34,094	30,124	25,692	21,259	15,610	13%	118%
Securities sold under agreement to repurchase and federal funds purchased	810	185	103	155	63	338%	1,186%
Term debt	3,683	3,326	3,439	3,478	3,361	11%	10%
Junior subordinated debentures	5,987	5,743	5,640	5,400	4,932	4%	21%
Total interest expense	44,574	39,378	34,874	30,292	23,966	13%	86%
Net interest income	237,685	247,390	241,368	224,900	224,981	(4)%	6%
Provision for loan and lease losses	13,684	17,219	11,711	13,319	13,656	(21)%	0%
Non-interest income:
Service charges on deposits	15,278	16,035	15,574	15,520	14,995	(5)%	2%
Brokerage revenue	3,810	4,178	3,947	4,161	4,194	(9)%	(9)%
Residential mortgage banking revenue, net	11,231	15,150	31,484	33,163	38,438	(26)%	(71)%
Gain on sale of investment securities, net	—	—	—	14	—	0%	0%
Unrealized holding gains (losses) on equity securities	695	410	(462)	(1,432)	—	70%	nm
Gain on loan sales, net	769	2,484	2,772	1,348	1,230	(69)%	(37)%
BOLI income	2,168	2,116	2,051	2,060	2,070	2%	5%
Other income	11,789	16,438	17,022	16,817	17,640	(28)%	(33)%
Total non-interest income	45,740	56,811	72,388	71,651	78,567	(19)%	(42)%
Non-interest expense:
Salaries and employee benefits	100,658	102,109	103,575	113,340	106,551	(1)%	(6)%
Occupancy and equipment, net	36,245	35,949	36,530	37,584	38,661	1%	(6)%
Intangible amortization	1,404	1,542	1,541	1,542	1,541	(9)%	(9)%
FDIC assessments	2,942	2,619	4,303	4,692	4,480	12%	(34)%
(Gain) loss on other real estate owned, net	(51)	1,125	(128)	(92)	(38)	(105)%	34%
Other expenses	30,394	35,144	33,471	38,506	34,918	(14)%	(13)%
Total non-interest expense	171,592	178,488	179,292	195,572	186,113	(4)%	(8)%
Income before provision for income taxes	98,149	108,494	122,753	87,660	103,779	(10)%	(5)%
Provision for income taxes	24,116	28,183	31,772	21,661	24,807	(14)%	(3)%
Net income	$74,033	$80,311	$90,981	$65,999	$78,972	(8)%	(6)%

Weighted average basic shares outstanding	220,366	220,247	220,224	220,283	220,370	0%	0%
Weighted average diluted shares outstanding	220,655	220,668	220,620	220,647	220,825	0%	0%
Earnings per common share – basic	$0.34	$0.36	$0.41	$0.30	$0.36	(6)%	(6)%
Earnings per common share – diluted	$0.34	$0.36	$0.41	$0.30	$0.36	(6)%	(6)%

nm = not meaningful

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$296,967	$335,419	$308,938	$314,513	$304,681	(11)%	(3)%
Interest bearing cash and temporary investments	605,841	287,218	570,321	488,499	264,508	111%	129%
Investment securities:
Equity and other, at fair value	63,327	61,841	62,454	64,297	63,295	2%	0%
Available for sale, at fair value	2,894,778	2,977,108	2,864,394	2,854,398	2,947,414	(3)%	(2)%
Held to maturity, at amortized cost	3,478	3,606	3,672	3,586	3,667	(4)%	(5)%
Loans held for sale, at fair value	240,302	166,461	289,537	432,642	299,739	44%	(20)%
Loans and leases	20,405,997	20,422,666	19,854,033	19,639,494	19,255,347	0%	6%
Allowance for loan and lease losses	(144,872)	(144,871)	(144,026)	(144,556)	(141,933)	0%	2%
Net loans and leases	20,261,125	20,277,795	19,710,007	19,494,938	19,113,414	0%	6%
Restricted equity securities	47,466	40,268	40,269	42,320	43,501	18%	9%
Premises and equipment, net	217,595	227,423	237,456	245,954	259,354	(4)%	(16)%
Operating lease right-of-use assets	109,807	—	—	—	—	nm	nm
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	22,560	23,964	25,506	27,047	28,589	(6)%	(21)%
Residential mortgage servicing rights, at fair value	158,946	169,025	175,038	166,217	164,760	(6)%	(4)%
Other real estate owned	10,488	10,958	11,774	12,101	13,055	(4)%	(20)%
Bank owned life insurance	314,303	313,626	311,922	309,844	307,745	0%	2%
Other assets	320,991	257,418	216,128	236,594	215,028	25%	49%
Total assets	$27,355,625	$26,939,781	$26,615,067	$26,480,601	$25,816,401	2%	6%
Liabilities:
Deposits	$21,243,894	$21,137,486	$20,892,774	$20,744,526	$20,106,856	1%	6%
Securities sold under agreements to repurchase	288,944	297,151	286,975	273,666	291,984	(3)%	(1)%
Term debt	932,420	751,788	751,764	801,739	801,868	24%	16%
Junior subordinated debentures, at fair value	294,121	300,870	282,846	280,669	278,410	(2)%	6%
Junior subordinated debentures, at amortized cost	88,667	88,724	88,781	88,838	88,895	0%	0%
Operating lease liabilities	118,520	—	—	—	—	nm	nm
Deferred tax liability, net	45,202	25,846	22,413	27,255	24,151	75%	87%
Other liabilities	231,531	281,474	285,621	282,821	254,471	(18)%	(9)%
Total liabilities	23,243,299	22,883,339	22,611,174	22,499,514	21,846,635	2%	6%
Shareholders' equity:
Common stock	3,511,731	3,512,874	3,510,949	3,509,146	3,515,506	0%	0%
Retained earnings	629,877	602,482	568,619	524,031	502,214	5%	25%
Accumulated other comprehensive loss	(29,282)	(58,914)	(75,675)	(52,090)	(47,954)	(50)%	(39)%
Total shareholders' equity	4,112,326	4,056,442	4,003,893	3,981,087	3,969,766	1%	4%
Total liabilities and shareholders' equity	$27,355,625	$26,939,781	$26,615,067	$26,480,601	$25,816,401	2%	6%

Common shares outstanding at period end	220,457	220,255	220,238	220,205	220,461	0%	0%
Book value per common share	$18.65	$18.42	$18.18	$18.08	$18.01	1%	4%
Tangible book value per common share	$10.44	$10.19	$9.95	$9.84	$9.77	2%	7%
Tangible equity - common	$2,302,115	$2,244,827	$2,190,736	$2,166,389	$2,153,526	3%	7%
Tangible common equity to tangible assets	9.01%	8.93%	8.83%	8.78%	8.97%	0.08	0.04

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
(Dollars in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,476,972	$3,573,065	$3,527,357	$3,518,982	$3,519,366	(3)%	(1)%
Owner occupied term, net	2,449,648	2,480,371	2,474,845	2,473,734	2,464,705	(1)%	(1)%
Multifamily, net	3,302,936	3,304,763	3,225,538	3,185,923	3,103,794	0%	6%
Construction & development, net	686,107	736,254	646,684	568,562	522,670	(7)%	31%
Residential development, net	205,963	196,890	198,518	183,114	179,954	5%	14%
Commercial:
Term, net	2,185,322	2,232,923	2,149,376	2,106,658	2,025,052	(2)%	8%
Lines of credit & other, net	1,229,092	1,169,525	1,133,508	1,152,853	1,147,123	5%	7%
Leases & equipment finance, net	1,378,686	1,330,155	1,282,128	1,265,843	1,228,709	4%	12%
Residential:
Mortgage, net	3,768,955	3,635,073	3,468,569	3,405,775	3,275,088	4%	15%
Home equity loans & lines, net	1,170,252	1,176,477	1,143,351	1,132,329	1,103,048	(1)%	6%
Consumer & other, net	552,064	587,170	604,159	645,721	685,838	(6)%	(20)%
Total loans, net of deferred fees and costs	$20,405,997	$20,422,666	$19,854,033	$19,639,494	$19,255,347	0%	6%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	17%	18%	18%	18%
Owner occupied term, net	12%	12%	13%	13%	13%
Multifamily, net	16%	16%	16%	16%	16%
Construction & development, net	3%	4%	3%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	11%	11%	11%	11%	11%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	7%	6%	6%	6%	6%
Residential:
Mortgage, net	18%	18%	17%	17%	17%
Home equity loans & lines, net	6%	6%	6%	6%	6%
Consumer & other, net	3%	3%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
(Dollars in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,495,562	$6,667,467	$6,859,411	$6,819,325	$6,699,399	(3)%	(3)%
Demand, interest bearing	2,341,441	2,340,471	2,320,560	2,321,691	2,354,873	0%	(1)%
Money market	6,469,286	6,645,390	6,325,808	6,161,907	6,546,704	(3)%	(1)%
Savings	1,479,509	1,492,685	1,499,872	1,465,154	1,482,560	(1)%	0%
Time	4,458,096	3,991,473	3,887,123	3,976,449	3,023,320	12%	47%
Total	$21,243,894	$21,137,486	$20,892,774	$20,744,526	$20,106,856	1%	6%

Total core deposits (1)	$17,903,754	$18,190,402	$18,012,992	$17,743,888	$18,007,169	(2)%	(1)%

Deposit mix:
Demand, non-interest bearing	31%	32%	33%	33%	33%
Demand, interest bearing	11%	11%	11%	11%	12%
Money market	30%	31%	30%	30%	33%
Savings	7%	7%	7%	7%	7%
Time	21%	19%	19%	19%	15%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	406,039	406,240	404,913	402,771	399,721
Demand, interest bearing	76,712	77,099	77,546	77,918	78,181
Money market	56,602	56,196	55,895	55,393	54,752
Savings	161,039	161,656	162,387	162,414	162,841
Time	58,210	54,388	52,482	51,073	48,529
Total	758,602	755,579	753,223	749,569	744,024

Average balance per account:
Demand, non-interest bearing	$16.0	$16.4	$16.9	$16.9	$16.8
Demand, interest bearing	30.5	30.4	29.9	29.8	30.1
Money market	114.3	118.3	113.2	111.2	119.6
Savings	9.2	9.2	9.2	9.0	9.1
Time	76.6	73.4	74.1	77.9	62.3
Total	$28.0	$28.0	$27.7	$27.7	$27.0

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$44,586	$50,823	$54,059	$43,392	$45,702	(12)%	(2)%
Loans and leases past due 90+ days and accruing (1)	31,424	36,444	33,812	34,535	25,456	(14)%	23%
Total non-performing loans and leases	76,010	87,267	87,871	77,927	71,158	(13)%	7%
Other real estate owned	10,488	10,958	11,774	12,101	13,055	(4)%	(20)%
Total non-performing assets	$86,498	$98,225	$99,645	$90,028	$84,213	(12)%	3%

Performing restructured loans and leases	$15,726	$13,924	$14,531	$27,167	$31,677	13%	(50)%
Loans and leases past due 31-89 days	$53,009	$37,373	$33,825	$44,734	$38,569	42%	37%
Loans and leases past due 31-89 days to total loans and leases	0.26%	0.18%	0.17%	0.23%	0.20%
Non-performing loans and leases to total loans and leases (1)	0.37%	0.43%	0.44%	0.40%	0.37%
Non-performing assets to total assets(1)	0.32%	0.36%	0.37%	0.34%	0.33%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $158,000, $8.9 million, $8.0 million, $9.2 million, and $6.3 million at March 31, 2019, December 31, 2018, September 30, 2018, June 30, 2018, and March 31, 2018, respectively.

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$144,871	$144,026	$144,556	$141,933	$140,608
Provision for loan and lease losses	13,684	17,219	11,711	13,319	13,656	(21)%	0%
Charge-offs	(17,152)	(19,527)	(15,896)	(14,815)	(15,812)	(12)%	8%
Recoveries	3,469	3,153	3,655	4,119	3,481	10%	0%
Net charge-offs	(13,683)	(16,374)	(12,241)	(10,696)	(12,331)	(16)%	11%
Total allowance for loan and lease losses	144,872	144,871	144,026	144,556	141,933	0%	2%
Reserve for unfunded commitments	4,654	4,523	4,294	4,130	4,129	3%	13%
Total allowance for credit losses	$149,526	$149,394	$148,320	$148,686	$146,062	0%	2%

Net charge-offs to average loans and leases (annualized)	0.27%	0.32%	0.25%	0.22%	0.26%
Recoveries to gross charge-offs	20.23%	16.15%	22.99%	27.80%	22.01%
Allowance for loan and lease losses to loans and leases	0.71%	0.71%	0.73%	0.74%	0.74%
Allowance for credit losses to loans and leases	0.73%	0.73%	0.75%	0.76%	0.76%

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	5.95%	5.81%	5.27%	4.86%	4.21%	0.14	1.74
Yield on loans and leases	5.06%	4.97%	4.89%	4.91%	4.80%	0.09	0.26
Yield on taxable investments	2.96%	4.11%	3.72%	1.31%	2.31%	(1.15)	0.65
Yield on tax-exempt investments (1)	3.59%	3.70%	3.61%	3.64%	3.68%	(0.11)	(0.09)
Yield on interest bearing cash and temporary investments	2.44%	2.25%	1.99%	1.82%	1.55%	0.19	0.89
Total yield on earning assets (1)	4.79%	4.81%	4.67%	4.41%	4.43%	(0.02)	0.36

Cost of interest bearing deposits	0.97%	0.85%	0.73%	0.62%	0.47%	0.12	0.50
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.88%	0.26%	0.15%	0.22%	0.08%	0.62	0.80
Cost of term debt	1.88%	1.75%	1.73%	1.74%	1.70%	0.13	0.18
Cost of junior subordinated debentures	6.24%	6.13%	6.06%	5.89%	5.36%	0.11	0.88
Total cost of interest bearing liabilities	1.14%	1.00%	0.90%	0.80%	0.65%	0.14	0.49

Net interest spread (1)	3.65%	3.81%	3.77%	3.61%	3.78%	(0.16)	(0.13)
Net interest margin (1)	4.03%	4.15%	4.09%	3.89%	4.00%	(0.12)	0.03

Performance Ratios:
Return on average assets	1.12%	1.19%	1.36%	1.02%	1.25%	(0.07)	(0.13)
Return on average tangible assets	1.20%	1.28%	1.46%	1.09%	1.35%	(0.08)	(0.15)
Return on average common equity	7.34%	7.90%	9.00%	6.64%	8.06%	(0.56)	(0.72)
Return on average tangible common equity	13.17%	14.34%	16.42%	12.18%	14.84%	(1.17)	(1.67)
Efficiency ratio – Consolidated	60.44%	58.58%	57.06%	65.84%	61.21%	1.86	(0.77)
Efficiency ratio – Bank	58.57%	57.67%	54.70%	63.04%	59.24%	0.90	(0.67)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$153,347	$462,621	$558,597	$458,133	$303,670	(67)%	(50)%
Investment securities, taxable	2,757,644	2,716,616	2,687,635	2,723,406	2,793,449	2%	(1)%
Investment securities, tax-exempt	287,366	282,998	278,937	279,158	286,603	2%	0%
Loans held for sale	187,656	238,958	320,494	326,427	267,231	(21)%	(30)%
Loans and leases	20,388,988	20,051,674	19,709,113	19,387,537	19,089,713	2%	7%
Total interest earning assets	23,775,001	23,752,867	23,554,776	23,174,661	22,740,666	0%	5%
Goodwill and other intangible assets, net	1,811,007	1,812,487	1,814,000	1,815,529	1,817,068	0%	0%
Total assets	26,811,621	26,672,224	26,461,526	26,076,142	25,625,869	1%	5%

Non-interest bearing demand deposits	6,505,615	6,828,730	6,865,676	6,645,689	6,450,364	(5)%	1%
Interest bearing deposits	14,304,325	14,138,852	13,897,141	13,745,089	13,492,965	1%	6%
Total deposits	20,809,940	20,967,582	20,762,817	20,390,778	19,943,329	(1)%	4%
Interest bearing liabilities	15,858,561	15,547,250	15,331,529	15,199,900	14,971,759	2%	6%

Shareholders' equity - common	4,091,174	4,035,125	4,011,856	3,988,825	3,974,788	1%	3%
Tangible common equity (1)	2,280,167	2,222,638	2,197,856	2,173,296	2,157,720	3%	6%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders' equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation Average Rates and Balances
(unaudited)
(dollars in thousands)	Quarter Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$187,656	$2,790	5.95%	$238,958	$3,473	5.81%	$267,231	$2,815	4.21%
Loans and leases (1)	20,388,988	255,957	5.06%	20,051,674	250,620	4.97%	19,089,713	226,673	4.80%
Taxable securities	2,757,644	20,473	2.96%	2,716,616	27,919	4.11%	2,793,449	16,167	2.31%
Non-taxable securities (2)	287,366	2,580	3.59%	282,998	2,619	3.70%	286,603	2,640	3.68%
Temporary investments and interest-bearing cash	153,347	925	2.44%	462,621	2,621	2.25%	303,670	1,164	1.55%
Total interest-earning assets	23,775,001	$282,725	4.79%	23,752,867	287,252	4.81%	22,740,666	$249,459	4.43%
Other assets	3,036,620			2,919,357			2,885,203
Total assets	$26,811,621			$26,672,224			$25,625,869
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,319,718	$2,640	0.46%	$2,319,613	$2,659	0.45%	$2,323,232	$1,210	0.21%
Money market deposits	6,391,721	11,017	0.70%	6,371,127	9,170	0.57%	6,908,067	5,713	0.34%
Savings deposits	1,488,530	270	0.07%	1,488,768	490	0.13%	1,463,058	163	0.05%
Time deposits	4,104,356	20,167	1.99%	3,959,344	17,805	1.78%	2,798,608	8,524	1.24%
Total interest-bearing deposits	14,304,325	34,094	0.97%	14,138,852	30,124	0.85%	13,492,965	15,610	0.47%
Repurchase agreements and federal funds purchased	371,336	810	0.88%	284,847	185	0.26%	303,059	63	0.08%
Term debt	793,797	3,683	1.88%	751,773	3,326	1.75%	802,297	3,361	1.70%
Junior subordinated debentures	389,103	5,987	6.24%	371,778	5,743	6.13%	373,438	4,932	5.36%
Total interest-bearing liabilities	15,858,561	$44,574	1.14%	15,547,250	$39,378	1.00%	14,971,759	$23,966	0.65%
Non-interest-bearing deposits	6,505,615			6,828,730			6,450,364
Other liabilities	356,271			261,119			228,958
Total liabilities	22,720,447			22,637,099			21,651,081
Common equity	4,091,174			4,035,125			3,974,788
Total liabilities and shareholders' equity	$26,811,621			$26,672,224			$25,625,869
NET INTEREST INCOME		$238,151			$247,874			$225,493
NET INTEREST SPREAD			3.65%			3.81%			3.78%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			4.03%			4.15%			4.00%

(1)	Non-accrual loans and leases are included in the average balance.

(2)
Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $466,000 for the three months ended March 31, 2019 as compared to $484,000 for December 31, 2018 and $512,000 for March 31, 2018.

Umpqua Reports First Quarter 2019 Results
April 17, 2019

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$15,902,587	$15,978,885	$15,810,455	$15,508,182	$15,442,915	0%	3%
MSR asset, at fair value	158,946	169,025	175,038	166,217	164,760	(6)%	(4)%
MSR as % of serviced portfolio	1.00%	1.06%	1.11%	1.07%	1.07%	(0.06)	(0.07)
Residential mortgage banking revenue:
Origination and sale	$14,373	$16,665	$20,983	$28,159	$22,837	(14)%	(37)%
Servicing	10,824	11,555	10,302	10,407	10,522	(6)%	3%
Change in fair value of MSR asset	(13,966)	(13,070)	199	(5,403)	5,079	7%	(375)%
Total	$11,231	$15,150	$31,484	$33,163	$38,438	(26)%	(71)%

Closed loan volume:
Closed loan volume - portfolio	$318,612	$312,524	$323,941	$294,581	$237,783	2%	34%
Closed loan volume - for-sale	487,090	589,355	756,924	839,489	687,226	(17)%	(29)%
Closed loan volume - total	$805,702	$901,879	$1,080,865	$1,134,070	$925,009	(11)%	(13)%

Gain on sale margin:
Based on for-sale volume	2.95%	2.83%	2.77%	3.35%	3.32%	0.12	(0.37)

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